UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TURBOSONIC TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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TURBOSONIC TECHNOLOGIES, INC.

550 Parkside Drive, Suite A-14
Waterloo, Ontario
Canada N2L 5V4

________________________________
NOTICE OF ANNUAL MEETING
OF
STOCKHOLDERS
To Be Held
On
December 9, 2010
________________________________

Dear Stockholders,

On Thursday, December 9, 2010, TurboSonic Technologies, Inc. will hold its Annual Meeting of Stockholders at the Waterloo Inn, 475 King Street North, Waterloo, Ontario, Canada. The meeting will begin at 10:00 a.m., local time.

Only stockholders that own shares of common stock at the close of business on November 2, 2010, can vote at this meeting or any adjournment or postponement thereof. The meeting will be held for the following purposes:

  To elect seven directors to serve for the ensuing year;

  To ratify the appointment of Deloitte & Touche, LLP as our independent auditors for our fiscal year ending June 30, 2011; and

  to transact such other business as may properly come before the meeting.

Egbert Q. van Everdingen
Secretary

Waterloo, Ontario, Canada
November 4, 2010

All stockholders are urged to attend the Annual Meeting in person. However, to ensure that your vote is counted at the Annual Meeting, please vote as promptly as possible by submitting your vote before the Annual Meeting. You may submit your vote by mailing the enclosed proxy card or voting instruction card, or if your shares are held in “street name,” you may also have the option to vote on the Internet or by telephone.

TURBOSONIC TECHNOLOGIES, INC.
550 Parkside Drive, Suite A-14
Waterloo, Ontario
Canada N2L 5V4
_____________________

PROXY STATEMENT

FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS
___________________

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

This proxy statement is being sent to you in connection with the solicitation of proxies by the Board of Directors of TurboSonic Technologies, Inc. for the 2010 Annual Meeting of Stockholders to be held at the Waterloo Inn, 475 King Street North, Waterloo, Ontario, Canada, at 10:00 a.m., local time, on Thursday, December 9, 2010. We invite you to attend in person.

Availability of Proxy Materials on the Internet

We are providing you access to this proxy statement, the accompanying form of proxy card and our annual report on Form 10-K for the fiscal year ended June 30, 2010 both by sending you these proxy materials and by notifying you of the availability of these proxy materials on the Internet. These proxy materials were first mailed to our stockholders on or about November 4, 2010. These proxy materials are available on the Internet at http://www.turbosonic.com/investor-rel/2010-proxy-materials

Voting Information

          Record date

          The record date for the Annual Meeting is November 2, 2010. You may vote all shares of our common stock that you owned as of the close of business on that date. On November 2, 2010, there were 15,138,054 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

          How to vote

          You may vote by marking, signing, dating and mailing each proxy card or vote instruction card and returning it in the envelope provided. If your shares are held in “street name” (that is, they are held in the name of a broker, bank or other nominee), you also may be able to vote by telephone or the Internet by following the instructions on the vote instruction card or as otherwise instructed by your banker, broker or other nominee.

          All stockholders as of the close of business on November 2, 2010 can attend the Annual Meeting. You may also vote at the Annual Meeting if you are a stockholder of record (that is, your shares are directly registered in your name on our books and not held through a broker, bank or other nominee). In order to vote at the Annual Meeting shares held in “street name,” you must obtain a valid proxy from your broker, bank, or other nominee and bring it to the meeting.

          Revoking your proxy

          You can revoke your proxy at any time before your shares are voted at the meeting by (i) sending a written notice to Egbert Q. van Everdingen, Secretary, TurboSonic Technologies, Inc., 550 Parkside Drive, Suite A-14, Waterloo, Ontario Canada N2L 5V4, (ii) submitting by mail, telephone or the Internet another proxy dated as of a later date, or (iii) voting in person at the Annual Meeting. Merely attending the Annual Meeting will not revoke your proxy. Voting in person at the Annual Meeting will replace any previous votes submitted by proxy.

          Voting Instructions

          If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions.

          If you are a stockholder of record and submit proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote your shares FOR each of the nominees and FOR the ratification of Deloitte & Touche, LLP as our independent auditors for our fiscal year ending June 30, 2011. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the Annual Meeting.

          If your shares are held in “street name” and you do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Election of directors is a matter considered non-routine under NYSE rules. Proposal 2 (approval of auditors) is a matter considered routine under NYSE rules. We have no other proposals this year which we believe will be considered non-routine.

          Withholding your vote, voting to “abstain” and “broker non-votes”

          In the election of directors, you can withhold your vote for any of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. With regard to the other proposals, you can vote to “abstain.” If you vote to “abstain,” your shares will be counted as present at the meeting for purposes of determining whether a quorum exists, and such abstention will have the effect of a vote against the proposal. A broker non-vote is considered present at the meeting for purposes of determining whether a quorum exists but is not counted as a vote cast on any matter presented at the Annual Meeting.

          Votes required to hold the Annual Meeting

          We need a majority of the voting power of our common stock outstanding on November 2, 2010 present, in person or by proxy, to hold the Annual Meeting (that is, have a quorum).

          Votes required to elect directors and to adopt other proposals

         Directors will be elected by a plurality of votes cast at the Annual Meeting. The affirmative vote of a majority of the voting power of our common stock that is present in person or by proxy at the Annual Meeting is required to ratify the appointment of Deloitte & Touche, LLP as our independent auditors for our fiscal year ending June 30, 2011.

          Postponement or adjournment of the Annual Meeting

          If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and might be voted at the postponed or adjourned meeting. You would still be able to revoke your proxy until it was voted.

Cost of Proxy Solicitation

          We will pay the expenses of the preparation of our proxy materials and the solicitation by the Board of Directors of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, may solicit your proxy by telephone or other means.

Voting Results of the Annual Meeting

          The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspectors of Election and Stockholders’ Votes and published on a Form 8-K within four business days after the Annual Meeting.

ELECTION OF DIRECTORS

On September 22, 2010, the board of directors unanimously approved a slate of seven persons to stand for election as directors at our 2010 Annual Meeting of Stockholders. The slate consists of Ken Kivenko, Edward F. Spink, Egbert Q. van Everdingen, Richard H. Hurd, Glen O. Wright, Raymond L. Alarie and F. Eugene Deszca, each of whom is currently a director of our company.

All directors are elected annually, and serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. If any director is unable to stand for re-election, at this meeting, the board may reduce the board’s size or designate a substitute nominee. If a substitute nominee is designated by us, proxies voting on the initial director candidate will be cast for the substituted candidate.

Ken Kivenko	Director since 2007
Age: 68

Ken Kivenko, P.Eng., a member of the Professional Engineers of Ontario, is the founder and President of Kenmar Consulting. Kenmar acts as a private consultant in the areas of strategic planning, Total Quality, financing and governance, and was established in January 2001. From June 1995 to December 2000, he was President and CEO of NBS Technologies, a supplier of credit and ID cards and card personalization equipment.. He currently serves on the board of TSX-listed RDM Corporation (HR/Compensation committee and Chair of Disclosure Committee). He is the Advisory Committee Chairman for the Small Investor Protection Association in Canada, a member of the board of the National Quality Institute and is a former member of the Ontario Securities Commission Continuous Disclosure Advisory Committee. We believe that Mr. Kivenko’s extensive engineering background, his many years as a senior executive with a number of diversified companies, his role with the National Quality Institute, over ten years of public board experience and his background for good corporate disclosure and governance qualify him to serve as a director of our company.

Edward F. Spink	Director since 1997
Age: 56

Edward Spink, Chief Executive Officer and director, has completed 24 years as a senior executive with us and has participated in the development of our company and our technology. He served as Chairman of the Board of Directors from June 1999 to December 2007, at which time he nominated an outside director as chairman to improve our corporate governance practises. He has been instrumental in the expansion of product lines and the development of our intellectual property base and has authored, participated and directed numerous patents. Mr. Spink has served as a director with The Bank of Akron in New York state since 2005. We believe that Mr. Spink’s unique position in working alongside our founder for 18 years, his 24 years as a senior executive with TurboSonic and the role that he has played in the development of our technology qualify him to serve as a director of our company.

Egbert Q. van Everdingen	Director since 2006
Age: 49

Egbert Q. van Everdingen has served as our President, Secretary-Treasurer and as a director, since June 2006. From August 2003 until June 2006, he was Executive Vice President, with responsibility for all sales, marketing, design and project engineering. Prior thereto and from August 1997, Mr. van Everdingen served as our Vice President Marketing & Sales, Air Pollution Control Systems. Prior thereto and from 1986, he served as project manager and in various product development, sales and marketing positions with Turbotak Technologies, Inc., a privately-held Canadian company which consolidated with Sonic Environmental Systems, Inc. to form TurboSonic Technologies, Inc. We believe that Mr. van Everdingen’s knowledge and understanding of the industry and over 20 years experience regarding business operations and strategic planning qualify him to serve as a director of our company.

Richard H. Hurd	Director since 1993
Age: 73

Richard H. Hurd served as President from August 1993 to August 1997 and Treasurer from April 1994 to August 1997 of Sonic Environmental Systems, Inc., the predecessor to our company. He has been a director since February 1993 and currently serves as our audit committee chairperson. Mr. Hurd has been President and sole owner of RHB Capital Company Inc., a financial consulting company since 1987. He is presently Chief of Staff to the Director of the New Jersey Division of Medical Assistance and Health Services and was a Special Assistant to the Treasurer of the State of New Jersey. We believe that Mr. Hurd’s extensive finance and accounting background, his close involvement with Sonic Environmental Systems, Inc. and TurboSonic over the past seventeen years, and his experience in investing and managing small and medium-sized businesses qualify him to serve as a director of our company.

Glen O. Wright	Director since 2005
Age: 61

Glen O. Wright has been a director of our company since December 2005. Mr. Wright founded Wright, Mogg and Associates Ltd., a pension and benefits consulting firm and served as its Chief Executive Officer from 1980 to 1986, and its Chairperson and Chief Executive Officer until 1996. It was sold in 2000 to Cowan Insurance Group and he continued as Chairman of the Cowan Insurance Group until October 2002. He served as the Chairman of the Workplace Safety and Insurance Board in Ontario from June 1996 to February 2004 and served as Chairman of Hydro One, the agency responsible for electric transmission in Ontario from June 2002 to May 2003. Since February 2004, he has been working on a number of consulting projects through GPark Consulting Ltd., of which he is President. He is currently a director of PrinterOn Corporation, Waterloo North Hydro and LeanCor Logistics LLC, and was formerly a director for the Institute for Work and Health, Gore Mutual Insurance and the Canadian Broadcasting Corporation, a member of the Wilfrid Laurier University Foundation, the 2010 Chair of the Joint Public Advisory Committee of the Commission for Environmental Cooperation and a member of the Council for Canadian Unity. We believe that Mr. Wright’s executive business experience, including founding a pension consulting firm, serving in senior executive roles for twenty years, and serving as Chairman with major provincial organizations, qualify him to serve as a director of our company.

Raymond L. Alarie	Director since 2008
Age: 58

Raymond L. Alarie, P.Eng., ICD.D, has been a director of our company since December 2008. Mr. Alarie, a member of the Professional Engineers of Ontario, was the founder and CEO of Paragon Engineering Ltd., an infrastructure consulting engineering company from 1979 to 1997 until its acquisition by Stantec Inc. He served as Executive Vice President for Stantec Inc. from 2003 until he retired in 2006, with responsibility for several professional disciplines and regional operations in Canada and in the USA totaling some 2,500 staff. Stantec provides professional design and consulting services in planning, engineering, architecture, surveying, and project management. Prior thereto and concurrent with the most recent position, he was a member of Stantec’s Executive Leadership Team from 1997 to 2006 and contributed to Stantec’s growth from 1,500 to over 5,500 employees. Since his retirement from Stantec in January 2006, he has continued to provide occasional services to that firm as a senior consultant. In 2005, he received his corporate director designation through the Institute of Corporate Directors of Canada. We believe that Mr. Alarie’s founding role and senior executive positions in a large engineering consulting firm, his position as senior executive in a large public firm, and his experience and training as a director qualify him to serve as a director of our company.

Dr. F. Eugene Deszca	Director since 2008
Age: 62

Dr. F. Eugene Deszca, Ph.D., has been a director of our company since December 2008. Dr. Deszca has been a Professor since 1982 at Wilfrid Laurier University in the School of Business and Economics, where he is currently the Associate MBA Director. He has taught at Queen’s University, York University, the University of Western Ontario’s Graduate Program in Engineering Management, and at St. Francis Xavier University, and is a member of the board of directors of the Society of Management Accountants of Canada. As an educator and consultant, he has focused on the development of organizations and the people who work there, change management and the enactment of strategy. His consulting work is conducted through Gene Deszca and Associates, of which he is President. We believe that Mr. Deszca’s experience ranging from university faculty, research and consulting work with organizations and senior management groups on matters related to strategy, organizational change, implementation and conflict management qualify him to serve as a director of our company.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Executive officers are elected annually by the board of directors to hold office until the first meeting of the board following the next annual meeting of stockholders or until their successors are chosen and qualified.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

RATIFICATION OF INDEPENDENT AUDITORS

Our Audit Committee has appointed Deloitte & Touche, LLP as our independent auditors for the 2011 fiscal year (July 1, 2010 through June 30, 2011) subject to stockholders ratification. Although stockholder ratification of the Audit Committee’s action in this respect is not required, the board of directors considers it desirable for stockholders to ratify such an appointment.

A representative of Deloitte & Touche, LLP is expected to attend the meeting. He or she will have the opportunity to speak at the meeting if he or she wishes and will also respond to appropriate questions.

Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories are as follows:

	2010	2009
Fees billed by Deloitte & Touche LLP:	$	$

Audit fees	76,568	80,569
Audit-related fees	18,599	22,628
Tax fees	10,792	19,071
Other	40,059	—
	146,018	122,268

Audit fees services include fees associated with the annual audit, and assistance with and review of documents filed with the Securities and Exchange Commission. Audit-related fees principally consist of quarterly reviews. Tax fees include tax compliance and tax consultations. In fiscal 2010, other fees consist of capital markets analysis.

The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS OUR INDEPENDENT AUDITORS FOR OUR FISCAL YEAR ENDING JUNE 30, 2011.

STATEMENT OF CORPORATE GOVERNANCE

Our business is managed under the direction of the board of directors. The board delegates the conduct of business to our senior management team.

BOARD LEADERSHIP STRUCTURE

The board does not have a policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer as the Board believes that it is in our best interests to make that determination based on the position and direction of our company and the membership of the Board. The Board has determined that having an independent director serve as Chairman is in the best interest of our stockholders at this time. This structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing Board priorities and procedures.

DIRECTOR INDEPENDENCE

Our Board of Directors has determined that each of our non-employee directors (Messrs. Kivenko, Hurd, Wright, Alarie and Deszca), who collectively constitute a majority of our Board, meets the general independence criteria set forth in the Nasdaq Marketplace rules. In addition, as further required by the Nasdaq rules, our Board has made a subjective determination as to each of the foregoing individuals that no relationships exist that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

MEETINGS OF THE BOARD OF DIRECTORS

The board meets at least four times a year in regularly scheduled meetings. The board held six meetings in fiscal 2010, with attendance by each director at all of the meetings, either in person or by telephone. The Chairman usually determines the agenda for the meetings. Board members receive the agenda and supporting information in advance of the meetings. Board members may raise other matters at the meetings.

ROLE OF BOARD IN RISK OVERSIGHT

The board considers all major decisions. One of the responsibilities of our Board is to review and evaluate the process used to assess major risks facing our company and to periodically review assessments prepared by our senior management of such risks, as well as options for their mitigation. Frequent interaction between our directors and members of senior management assist in this effort. Communications between our Board and senior management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

Our Board also plays an active role, as a whole and at the committee level, in overseeing management of our risks. Our entire Board of Directors is formally apprised at least annually of our enterprise risk management efforts. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Audit Committee is responsible for overseeing the management of financial and accounting risks. Our Compensation Committee is responsible for overseeing the management of risk-taking relating to executive compensation plans and arrangements. While each committee is responsible for the evaluation and management of such risks, our entire Board is regularly informed through committee reports.

COMMITTEES OF THE BOARD OF DIRECTORS

The board has established two standing committees, an Audit and Governance Committee (“Audit Committee”) and a Human Resources and Compensation Committee (“Compensation Committee”). The Audit Committee’s duties and responsibilities are described below under “Report of Audit Committee”. The Audit Committee, which is currently composed of Messrs. Hurd, Kivenko and Alarie, held four meetings relative to fiscal 2010, at which all members were present either in person or by telephone. Our Board of Directors has determined that each member of our Audit Committee meets the Nasdaq Marketplace definition of "independent" for audit committee purposes. The board of directors has also determined that Richard H. Hurd meets the SEC definition of an "audit committee financial expert". The Audit Committee has the power to engage independent legal, financial or other advisors, as it may deem necessary, without consulting or obtaining the approval of our Board of Directors or any of our officers.

The Compensation Committee is responsible for oversight and administration of executive compensation. The Compensation Committee does not have a written charter. The Compensation Committee, which is composed of Messrs. Wright, Alarie and Deszca, held two meetings in fiscal 2010. Our Board of Directors has determined that each member of our Compensation Committee meets the Nasdaq Marketplace definition of "independent" for compensation committee purposes. The Compensation Committee annually reviews and determines both the cash and non-cash components of compensation paid to our directors and executive officers. During 2010, the Compensation Committee retained the services of Global Governance Advisors, an independent human resources consulting firm, to prepare a report benchmarking the compensation paid to our executive officers and key employees against our peer group for the committee’s consideration while setting compensation for these individuals for 2010. Our executive officers have historically not performed any role in determining or recommending the amount or form of executive or director compensation.

We do not have a nominating committee as the board has determined, given its relatively small size, to perform this function as a whole. We do not currently have a charter or written policy with regard to the qualifications or diversity of properly submitted stockholder candidates for membership on our Board or candidates submitted by Board members and others.

STOCKHOLDER NOMINATIONS AND QUALIFICATIONS FOR DIRECTOR NOMINEES

Our bylaws establish procedures pursuant to which a stockholder may nominate a person for election to the Board. These bylaws, which were filed on August 23, 2010 with the Securities and Exchange Commission as Exhibit 3.1 to a Form 8-K, are available on the SEC’s website at www.sec.gov.

To nominate a person for election to our Board, a stockholder must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934. Such notice must also contain information specified in the bylaws as to the director nominee, information about the stockholder making the nomination and the beneficial owner, if any, on behalf of whom the nomination is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a nomination and to solicit proxies in support of it. We may require any proposed nominee to furnish information concerning his or her eligibility to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence of the nominee.

To nominate a person for election to our Board at our annual meeting of stockholders, written notice of a stockholder nomination must be delivered to our Secretary not less than 90 nor more than 120 days prior to the one year anniversary of the date on which we first mailed the proxy materials for the prior year’s annual meeting. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. This year, our proxy statement is dated November 4, 2010; therefore, we must receive any notice of recommendation for next year’s annual meeting between July 7, 2011 and August 6, 2011.

Stockholders can nominate qualified candidates for director nominees by submitting, in writing, the names, appropriate biographical information and qualifications of such nominees to: Egbert Q. van Everdingen, Secretary, at TurboSonic Technologies, Inc., 550 Parkside Drive, Suite A-14, Waterloo, Ontario, Canada N2L 5V4.

Properly completed submissions that are received will be forwarded to the board of directors for further review and consideration. In considering any nominee proposed by a stockholder, the directors will reach a conclusion based on the factors described below. The board does not intend to evaluate candidates proposed by stockholders any differently than other candidates. After full consideration, the stockholder proponent will be notified of the decision of the board of directors. Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, in making its nominations, the board of directors considers, among other things, an individual’s business experience, industry experience, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

During fiscal 2010, the size of the board was seven, with all directors elected to the board in December 2009 standing for reelection at the 2010 Annual Meeting of Stockholders.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

There is an in-camera session regularly scheduled at the end of each board meeting attended by the independent directors of our company, without employee directors or other members of management in attendance.

CODE OF ETHICS

We have a Code of Ethics that applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer and VP Finance & Administration. The Code of Ethics was filed as an exhibit to our Annual Report on Form 10-KSB for the year ended June 30, 2004 and is available on our website at www.turbosonic.com at the Investor Relations page.

STOCKHOLDER COMMUNICATION WITH BOARD MEMBERS

We maintain contact information for stockholders, both telephone and email, on our website (www.turbosonic.com) under the heading “Contact Us.” By following the Contact Us link, a stockholder will be given access to our telephone number and mailing address as well as a link for providing email correspondence to Investor Relations. Communications sent to Investor Relations and specifically marked as a communication for our board will be forwarded to the board or specific members of the board as directed in the stockholder communication. In addition, communications received via telephone or mail for the board are forwarded to the board by one of our officers.

BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS

Our board of directors does not have a formal policy regarding attendance of directors at our annual stockholder meetings. All directors attended our 2009 annual meeting of stockholders.

REPORT OF AUDIT COMMITTEE

The Audit and Governance Committee operates under a written charter adopted by the board of directors. The Audit Committee Charter is posted on the Investor Relations page of TurboSonic’s website at www.turbosonic.com. The functions of the Audit Committee include the following:

  appointment of independent auditors, determination of their compensation and oversight of their work;

  review the arrangements for and scope of the audit by independent auditors;

  review the independence of the independent auditors;

  consider the adequacy and effectiveness of the accounting and financial controls;

  pre-approve audit and non-audit services;

  establish procedures regarding complaints relating to accounting, internal accounting controls, or auditing matters;

  review and approve any related party transactions; and

  discuss with management and the independent auditors TurboSonic’s draft quarterly interim and annual financial statements and key accounting and reporting matters.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and the independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to oversee the financial reporting process on behalf of the board of directors and to report the result of their activities to the board of directors.

In overseeing the preparation of TurboSonic's financial statements, the Audit Committee met with both management and outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. TurboSonic's management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted principles, and the Audit Committee discussed the statements with both management and TurboSonic’s outside auditors. The Audit Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

On the basis of these reviews and discussions, the Audit Committee recommended to TurboSonic's board that it approve the inclusion of TurboSonic's audited financial statements in its Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

September 22, 2010	THE AUDIT COMMITTEE

Richard H. Hurd, Chairman
Ken Kivenko
Raymond L. Alarie

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

Set forth below is the aggregate compensation that we paid for services rendered on our behalf in all capacities during our fiscal year ended June 30, 2010 by our chief executive officer and by executive officers receiving total annual compensation exceeding $100,000 during our fiscal year ended June 30, 2010 (collectively, the “named executive officers”):

SUMMARY COMPENSATION TABLE (1)

Name and	Year	Salary	Option	Non-equity	All Other
Principal Position	Ended		Awards (2)	Incentive Plan	Compensation	Total
	June 30			Compensation (3)
		$	$	$	$	$

Edward F. Spink	2010	191,576	1,840	—	—	193,416
Chief Executive Officer	2009	193,121	4,452	96,561	1,287 (4)	295,421
	2008	224,284	13,699	—	1,477 (4)	239,460

Egbert Q. van Everdingen,	2010	171,664	1,840	—	—	173,504
President, Secretary-Treasurer	2009	171,664	4,452	85,832	1,287 (4)	263,235
	2008	202,265	13,699	—	1,969 (4)	217,933

Carl A. Young	2010	140,958	1,840	—	—	142,798
Chief Financial Officer	2009	96,973	—	42,916	—	139,889
	2008	111,785	—	—	—	111,785

Richard C. Gimpel,	2010	104,584	—	—	13,432 (5)	118,016
VP – Marketing & Sales	2009	123,600	—	18,540	12,963 (5)	155,103
	2008	112,924	2,749	4,035	16,991 (5)	136,699

Robert A. Allan	2010	105,075	—	—	—	105,075
VP – Engineering	2009	98,692	—	15,321	—	114,013
  _________
1)	No bonus awards were made except for bonus awards under Non-Equity Incentive Plan Compensation. We have no pension or deferred compensation plans to which we contribute.

2)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2010 fiscal year for the fair value of option awards granted in fiscal 2008, 2009 and 2010, in accordance with ASC Topic 718, “Compensation – Stock Compensation” (“ASC Topic 718”). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The fair value of the option award was calculated using the closing price of our common stock on the date of grant. For additional information, refer to note 12 of our financial statements in the Form 10-K for the year ended June 30, 2010. Amounts in this column reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

3)

Amounts in this column represent discretionary bonuses approved by our Board of Directors in fiscal 2009 and 2008 for the named executive officers. There were no discretionary bonuses approved by our Board of Directors in fiscal 2010.

4)	This represents directors fees received during the corresponding fiscal year.

5)	This represents commission paid on orders received prior to fiscal 2007.

The recognized stock-based compensation expense listed as Option Awards for Mr. Spink in the above Summary Compensation table was derived from option awards of 20,000 options as a director made on December 11, 2007 at an exercise price of $0.84, an award of 20,000 options as a director made on December 11, 2008 at an exercise price of $0.30 and an award of 25,000 options as an employee made on December 11, 2009 at an exercise price of $0.79.

The recognized stock-based compensation expense listed as Option Awards for Mr. Van Everdingen in the above Summary Compensation table was derived from option awards of 20,000 options as a director made on December 11, 2007 at an exercise price of $0.84, an award of 20,000 options as a director made on December 11, 2008 at an exercise price of $0.30 and an award of 25,000 options as an employee made on December 11, 2009 at an exercise price of $0.79.

The recognized stock-based compensation expense listed as Option Awards for Mr. Young in the above Summary Compensation table was derived from an award of 15,000 options as an employee made on December 11, 2009 at an exercise price of $0.79.

The options reflected in the above Summary Compensation table as having been granted to Messrs. Spink and van Everdingen, in their respective capacities as members of our board were immediately exercisable upon their grant date. The options reflected therein as having been granted to Messrs. Spink, van Everdingen and Young, in their respective capacities as employees will not become exercisable prior to December 11, 2012 for Mr. Young and prior to December 11, 2014 for Messrs. Spink and van Everdingen.

None of our current executive officers are employed pursuant to an employment agreement.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2010

	Number of Shares Underlying	Number of Shares Underlying
	Unexercised Options	Unexercised Options	Exercise	Expiration
	Exercisable	Unexercisable	Price	Date

Edward F. Spink	35,000	—	$0.75	10/31/2010
	35,000	—	$1.10	1/05/2012
	20,000	—	$0.84	12/11/2015
	20,000	—	$0.30	12/11/2016
	—	25,000 (1)	$0.79	12/11/2017

Egbert Q. van Everdingen	15,000	—	$0.75	10/31/2010
	35,000	—	$1.10	1/05/2012
	20,000	—	$0.84	12/11/2015
	20,000	—	$0.30	12/11/2016
	—	25,000 (1)	$0.79	12/11/2017

Carl A. Young	—	15,000 (2)	$0.79	12/11/2017

Richard C. Gimpel	5,000		$0.75	10/31/2010
	12,500	—	$1.10	1/05/2012

Robert A. Allan	12,500	—	$1.10	1/05/2012

1)	Options vest on December 11, 2014.
2)	Options vest on December 11, 2012.

COMPENSATION OF DIRECTORS

	Fees Earned or Paid in Cash	Option Awards (1)	Total
	$	$	$

Richard R. Hurd	27,000	10,831	37,831
Ken Kivenko	23,500	10,831	34,331
Glen O. Wright	21,000	10,831	31,831
Raymond L. Alarie	19,500	10,831	30,331
F. Eugene Deszca	15,000	10,831	25,831

1)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2010 fiscal year for the fair value of option awards granted in fiscal 2010, in accordance with ASC Topic 718, “Compensation – Stock Compensation”. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The fair value of the option award was calculated using the closing price of our common stock on the date of grant. For additional information, refer to note 12 of our financial statements in the Form 10-K for the year ended June 30, 2010. See the Grants of Plan- Based Awards Table below for information on stock awards made in 2010. Amounts in this column reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors.

During the first half of fiscal 2009, all of our directors were each paid $500 (CAD for all board members, except Mr. Hurd who is in US Dollars) for each board meeting attended and our non-executive directors were paid $2,500 per quarter and $250 for each committee meeting attended. Commencing with the third quarter of fiscal 2009, our non-executive directors were paid $3,000 per quarter and $500 for each regularly scheduled board meeting or committee meeting attended in person and $250 for each meeting attended by phone. In addition to the above-noted fees, the board and the audit committee chairperson each receive $3,000 per quarter and the compensation committee chairperson receives $750 per quarter. All of our directors are periodically granted stock options, typically on a yearly basis. Non-executive directors receive reimbursement of out-of-pocket expenses incurred for each board meeting or committee meeting attended. During the fiscal year ended June 30, 2010, there was a grant of 20,000 options to each non-executive director, which vested immediately, had an exercise price of $0.79 and an expiry date of December 11, 2017.

SECURITY OWNERSHIP

The following table sets forth, as of November 2, 2010, the number of shares of our common stock beneficially owned by each person who, to our knowledge, is the holder of 5% or more of our common stock, by each of our current directors and the named executive officers in the Summary Compensation Table, above, and by all of our executive officers and directors as a group.

	Number of Shares	Approximate Percentage
Name and Address of Beneficial Owner or Identity or Group*	Beneficially Owned (1)	of Class

Dr. Donald R. Spink, Sr.	1,273,070 (3)	8.1%
Edward F. Spink	1,185,379 (2) (5)	7.5%
Egbert Q. van Everdingen	386,121 (2) (5)	2.5%
Richard H. Hurd	136,673 (4)	**
Glen O. Wright	114,000 (4)	**
Ken Kivenko	95,000 (6)	**
Raymond L. Alarie	240,000 (8)	1.5%
F. Eugene Deszca	140,000 (8)	**
Carl A. Young	7,000	**
Richard C. Gimpel	43,125 (7)	**
Robert A. Allan	139,750 (7)	**
Heartland Advisors, Inc. (12)	1,000,987	6.4%
Bard Associates, Inc. (13)	1,513,900	9.6%
Sprott Asset Management Inc. (14)	1,017,600	6.5%
All Executive Officers and Directors as a group (11 persons)	2,532,209 (9)	16.1%

(*)	Unless otherwise indicated, address of each person is c/o TurboSonic Technologies, Inc. 550 Parkside Drive, Suite A-14, Waterloo, Ontario, N2L 5V4, Canada.

(**)	Less than 1%.

(1)	Unless otherwise indicated, all persons named below have sole voting and investment power over listed shares.

(2)

Includes shares of TurboSonic Canada Inc., a wholly owned subsidiary of our company, which by their terms are convertible at any time into a like number of shares of Common Stock of our company (“TurboSonic Canada Shares”).

(3)	Includes 764,609 TurboSonic Canada Shares owned by Canadian numbered corporation, over which shares Dr. Spink exercises voting control.

(4)	Includes 100,000 shares issuable upon exercise of vested options.

(5)	Includes 75,000 shares issuable upon exercise of vested options.

(6)	Includes 60,000 shares issuable upon exercise of vested options

(7)	Includes 12,500 shares issuable upon exercise of vested options.

(8)	Includes 40,000 shares issuable upon exercise of vested options.

(9)	Includes 507,500 shares issuable upon exercise of vested options.

(10)

Pursuant to a Schedule 13G filed on February 19, 2010, Heartland Advisors, Inc., an investment adviser, and William J. Nasgovitz have shared power to direct the disposition of, and the shared power to direct the vote of, 1,000,987 shares. The address of the beneficial owner is 789 North Water St., Milwaukee, WI 53202.

(11)

Pursuant to a Schedule 13G filed on February 12, 2010, Bard Associates, Inc. , an investment adviser, has the sole power to direct the disposition of 1,513,900 shares and the sole power to direct the vote of 103,750 shares. The address of the beneficial owner is 135 South LaSalle St., Suite 2320, Chicago, IL 60603.

(12)

Pursuant to a Schedule 13G filed on January 26, 2010, Sprott Asset Management Inc. has the shared power to direct the disposition of, and the shared power to direct the vote of, 1,017,600 shares. The address of the beneficial owner is Suite 2700, South Tower, Royal Bank Plaza, Toronto, ON M5J 2J1, Canada.

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by the SEC regulation to furnish our company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such reports filed with us, we believe that during the year ended June 30, 2010 such reporting persons complied with the filing requirements of said Section 16(a).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such common stock with the SEC, and to file copies of such reports with us. Based solely upon a review of the copies of such reports filed with us, we believe that during the year ended June 30, 2010 such reporting persons complied with the filing requirements of said Section 16(a).

ACCOMPANYING INFORMATION

Accompanying this proxy statement is a copy of our Annual Report to Stockholders on Form 10-K for our fiscal year ended June 30, 2010. Such Annual Report includes our audited financial statements for the two fiscal years ended June 30, 2010. No part of such Annual Report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made.

2011 STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. In order for stockholder proposals for the 2011 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement, our Secretary must receive them at our principal executive offices not later than July 7, 2011.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of this proxy statement and the annual report to multiple stockholders who share the same address if instructions to do so have been received from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of this proxy statement and the annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of this proxy statement and the annual report, stockholders may contact our Secretary by mail at Egbert Q. van Everdingen, TurboSonic Technologies, Inc., 550 Parkside Drive, Suite A-14, Waterloo, Ontario, Canada N2L 5V4 or by telephone at (519) 885-5513. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by contacting our transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038, if they are a stockholder of record, or their broker, bank or other nominee, if the shares are held in street name.

OTHER MATTERS

The board knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters.

TURBOSONIC TECHNOLOGIES, INC.
550 Parkside Drive, Suite A-14
Waterloo, Ontario
Canada N2L 5V4

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Edward F. Spink and Egbert Q. van Everdingen as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them, to represent and vote, as designated on the reverse side hereof, all the shares of common stock of TurboSonic Technologies, Inc. (the “Company”) held of record by the undersigned on November 2, 2010, at the 2010 Annual Meeting of Stockholders to be held on Thursday, December 9, 2010, or any adjournment or postponement thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of each of the director nominees listed on the reverse side and FOR proposal 2.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF

TURBOSONIC TECHNOLOGIES, INC.

December 9, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
The Notice of Meeting, Proxy Statement and Proxy Card are
available at http://www.turbosonic.com/investor-rel/2010-proxy-materials

Please sign, date and mail
your proxy card in the
envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.
-----------------------------------------------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR”
PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1)	1) Election of Directors

NOMINEES:
[ ]	FOR ALL NOMINEES	[ ]	Edward F. Spink
		[ ]	Egbert Q. van Everdingen
[ ]	WITHHOLD AUTHORITY	[ ]	Richard H. Hurd
	FOR ALL NOMINEES	[ ]	Glen O. Wright
		[ ]	Ken Kivenko
[ ]	FOR ALL EXCEPT	[ ]	Raymond L. Alarie
	(See instruction below)	[ ]	Dr. F. Eugene Deszca

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here:

2)	2) To ratify the appointment of Deloitte & Touche, LLP as the Company’s independent auditors for the fiscal year ending June 30, 2011. FOR [ ] AGAINST [ ] ABSTAIN [ ]

To transact such other business as may properly come before the meeting.

3)      To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [   ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder	Signature of Stockholder	Date

NOTE:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.